     As filed with the Securities and Exchange Commission on March 30, 2004

                                                     Registration No. ___ ______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                MODEM MEDIA, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                06-1464807
    (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)                 Identification No.)

                                 230 East Avenue
                           Norwalk, Connecticut 06855
          (Address of principal executive offices, including zip code)
                          ---------------------------
                   MODEM MEDIA 2001 MANAGEMENT INCENTIVE PLAN
                            (Full title of the plan)
                          ---------------------------

                                Sloane Levy, Esq.
                                MODEM MEDIA, INC.
                                 230 East Avenue
                           Norwalk, Connecticut 06855
               (Name and address of agent for service of process)

                                 (203) 299-7000
                          ---------------------------

          (Telephone number, including area code, of agent for service)

                          ---------------------------

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                           Proposed Maximum   Proposed Maximum
Title of Each Class of Securities to      Amount to be      Offering Price       Aggregate           Amount of
            be Registered                Registered (1)      Per Unit (2)    Offering Price (2)  Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per        800,000 shares         $6.525           $5,220,000           $662.00
share
====================================================================================================================

(1) Plus such indeterminate number of shares as may be offered and issued to prevent dilutions resulting from stock splits, stock dividends, recapitalizations or other similar transactions. This amount represents 800,000 shares of Common Stock reserved for issuance pursuant to restricted stock awards which may be granted under the Modem Media 2001 Management Incentive Plan (the "Plan")

(2) Estimated solely for the purpose of computing the amount of the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined based on the average of the high and low price of the Common Stock on March 29, 2004, as reported by the NASDAQ Stock Market.


===============================================================================

PART II

Item 3. Incorporation of Documents by Reference

     This Registration Statement incorporates herein by reference the following documents which have been filed with the Securities and Exchange Commission (the "Commission") by Modem Media, Inc. (the "Company" or "Modem Media") as
Registrant:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

     (b) All reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2003; and

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-3/A, filed on December 17, 2003, pursuant to the Securities Act of 1933 (the "Securities Act"), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of the post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to collectively as the "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained therein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not Applicable.

Item 5. Interests of Named Experts and Counsel

     Sloane Levy, who is opining on the legality of the shares being registered (see Exhibit 5 hereto), is regularly employed by Modem Media, Inc. as Senior Vice President, General Counsel, Human Resources and Corporate Secretary. Ms. Levy owns equity securities of the company with a value in excess of $50,000.

Item 6. Indemnification of Directors and Officers

     Modem Media's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. The Delaware General Corporation Law provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director for monetary damages for breach of his or her fiduciary duties as a director, except for liability for:

     o any breach of the duty of loyalty to the corporation or its stockholders;

     o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     o unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

     o any transaction from which the director derives an improper personal benefit.

     Modem Media's Bylaws provide that Modem Media shall indemnify its directors and officers and may indemnify its employees and agents to the fullest extent permitted by Delaware law, including those circumstances where indemnification would otherwise be discretionary under Delaware law.

     The Registrant maintains directors and officers insurance providing indemnification for certain of the Registrant's directors, officers, affiliates, partners or employees for certain liabilities.

     Modem Media has entered into agreements to indemnify its directors and officers in addition to the indemnification provided for in its Certificate of Incorporation and Bylaws. Under these agreements, Modem Media is obligated to indemnify its directors and officers for expenses, attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding arising out of such person's services as a director or officer of Modem Media, any subsidiary of Modem Media or any other company or enterprise to which the person provides services at the request of Modem Media. Modem Media believes that these provisions and agreements are necessary to attract and retain qualified individuals to serve as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officer or persons controlling Modem Media pursuant to the foregoing provisions, Modem Media has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption for Registration Claimed

     Not Applicable

Item 8. Exhibits

     The following documents are filed as a part of this Registration Statement:

Exhibit Number        Description
--------------        -----------
4.1                   Amended and Restated Certificate of Incorporation of the
                      Registrant, effective June 5, 2000 (included as an exhibit to the quarterly report on Form 10-Q for the quarter ended
                      June 30, 2000)

4.2                   Amended and Restated Bylaws of the Registrant, effective
                      June 5, 2000 (included as an exhibit to the quarterly report on Form 10-Q for the quarter ended June 30, 2000)

5                     Opinion of Sloane Levy, Esq., General Counsel of the
                      Company, as to the legality of the securities to be registered

23.1                  Consent of PricewaterhouseCoopers LLP

23.2                  Consent of Sloane Levy, Esq., (included in Exhibit 5)

24 Powers of Attorney (included on the signature pages hereof)

99 Modem Media 2001 Management Incentive Plan (included as an exhibit to the definitive proxy statement on Form 14A filed on March 29, 2001)

Item 9.  Undertakings

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
              Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report, pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints, Marc C. Particelli, Frank J. Connolly, Jr. and Sloane Levy, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable Modem Media, Inc. to comply with the Securities Act of 1933, as amended (the "1933 Act"), and any requirements of the Securities and Exchange Commission (the "Commission") in respect thereof, in connection with the filing with the Commission of this Registration Statement on Form S-8 under the 1933 Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Norwalk, State of Connecticut, on March 30, 2004.


                                MODEM MEDIA, INC.

                                By: /s/  Marc Particelli
                                    -------------------------------------------
                                    Name:   Marc Particelli
                                    Title:  CEO and President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                Title                                  Date
---------                                -----                                  ----
/s/ Gerald M. O'Connell                  Chairman of the Board                  (March 30, 2004)
--------------------------------------
(Gerald M. O'Connell)


/s/ Marc C. Particelli                   President                              (March 30, 2004)
--------------------------------------   Chief Executive Officer
(Marc C. Particelli)                     Director


/s/ Frank J. Connolly, Jr.)              Chief Financial Officer (Principal     (March 30, 2004)
--------------------------------------   Financial Officer)
(Frank J. Connolly, Jr.)


/s/ Brian Dick                           Vice President, Controller             (March 30, 2004)
--------------------------------------   (Principal Accounting Officer)
(Brian Dick)

/s/ Robert C. Allen, II                  Managing Director and                  (March 30, 2004)
--------------------------------------   Director
(Robert C. Allen, II)


/s/ Robert H. Beeby                      Director                               (March 30, 2004)
--------------------------------------
(Robert H. Beeby)


/s/  Richard M. Hochhauser               Director                               (March 30, 2004)
--------------------------------------
(Richard M. Hochhauser)


/s/ Don Peppers                          Director                               (March 30, 2004)
--------------------------------------
(Don Peppers)


/s/ Donald L. Seeley                     Director                               (March 30, 2004)
--------------------------------------
(Donald L. Seeley)


/s/ Larry Weber                          Director                               (March 30, 2004)
--------------------------------------
(Larry Weber)


/s/ Joseph R. Zimmel                     Director                               (March 30 2004)
--------------------------------------
(Joseph R. Zimmel)

                                  EXHIBIT INDEX

Exhibit Number    Description
--------------    -----------
4.1               Amended and Restated Certificate of Incorporation of the Registrant, effective June 5, 2000
                  (included as an exhibit to the quarterly report on Form 10-Q for the quarter ended June 30,
                  2000)

4.2               Amended and Restated Bylaws of the Registrant, effective June 5, 2000
                  (included as an exhibit to the quarterly report on Form 10-Q for the quarter ended June 30, 2000)

5                 Opinion of Sloane Levy, Esq., General Counsel of the Company, as to
                  the legality of the securities to be registered

23.1              Consent of PricewaterhouseCoopers LLP

23.2              Consent of Sloane Levy, Esq., (included in Exhibit 5)

24                Powers of Attorney (included on the signature pages hereof)

99                Modem Media 2001 Management Incentive Plan (included as an exhibit to the definitive proxy statement on Form 14A filed on March 29, 2001)